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                                                                EXHIBIT 10.1.4.1


                                AMENDMENT TO THE
                         CHESAPEAKE ENERGY CORPORATION
                             1996 STOCK OPTION PLAN

                    WHEREAS, Chesapeake Energy Corporation (the "Company") presently has in existence the Chesapeake Energy Corporation 1996 Stock Option Plan (the "Plan"); and

                    WHEREAS, the Plan provides in Section 3.1 that it will consist of two separate stock option plans, a "Non-Executive Officer Participant Plan" which is limited to Non-Executive Officer Participants and administered by the Regular Stock Option Committee together with an "Executive Officer Participant Plan" which is limited to Executive Officer Participants and administered by the Special Stock Option Committee; and

                    WHEREAS, the Board of Directors has previously administered the Executive Officer Participant Plan by authorizing option grants to Aubrey
K. McClendon and Tom L. Ward, the first of such option grants being made on December 13, 1996; and

                    WHEREAS, the Board has the authority to amend the Plan to permit administration of the Executive Officer Plan, previously exercised such authority by its actual administration of the Executive Officer Plan but did not formalize such amendment to the Plan; and

                    WHEREAS, the Board deems it advisable to formalize an amendment to the Plan effective as of December 13, 1996, to permit administration of the Executive Officer Plan by either the Special Stock Option Committee or the full Board of Directors; and

                    WHEREAS the Board of Directors of the Company has authorized and approved this Amendment to the Plan pursuant to resolutions adopted on August 21, 1997;

                    NOW, THEREFORE, BE IT RESOLVED, that the Plan be, and is hereby, amended as follows:

1.       Amendment.  Section 3.1 Administration of the Plan; the Committee.
Section 3.1 of the Plan is hereby amended by deleting the second paragraph in its entirety and replacing it with the following:




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                    The Non-Executive Officer Participant Plan shall be
                    administered by the Regular Stock Option Committee and the Executive Officer Participant Plan shall be administered by either (1) the Special Stock Option Committee or (ii) the Board. Accordingly, with respect to decisions relating to Non-Executive Officer Participants, including the grant of Options, the term "Committee" shall mean only the Regular Stock Option Committee; and, with respect to all decisions relating to the Executive Officer Participants, including the grant of Options, the term "Committee" shall mean either the Special Stock Option Committee or the Board.

2. Effective Date. Except as provided in this Amendment, in all other respects the Plan is hereby ratified and confirmed. The effective date of this Amendment shall be as of December 13, 1996.





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